UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 13, 2024
MOODY’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 World Trade Center at 250 Greenwich Street
New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 553-0300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange
0.950% Senior Notes Due 2030	MCO 30	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

TABLE OF CONTENTS

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION	3

ITEM 5.02	APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS	3

ITEM 7.01	REGULATION FD DISCLOSURE	3

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS	3

SIGNATURES		4

EXHIBIT 99.1

EXHIBIT 99.2

Item 2.02, "Results of Operations and Financial Condition"
On February 13, 2024, Moody's Corporation (the "Registrant") announced its financial results for the fourth quarter and full year ended December 31, 2023, as well as its outlook for 2024. A copy of the press release containing the announcement is included as Exhibit 99.1.
The information contained in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into future filings under the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.
Item 5.02, “Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers”
On February 13, 2024, Moody’s Corporation (the “Company” or “Moody’s”) announced the appointment of Noémie C. Heuland, as Senior Vice President and Chief Financial Officer. In this role, Ms. Heuland will lead all aspects of the Company’s global finance organization.
Ms. Heuland, age 46, joins Moody’s most recently from Ceridian HCM Holding Inc. (which changed its name to Dayforce, Inc. on January 1, 2024), a global leader of human capital management technology, where she has served as Executive Vice President, Chief Financial Officer from September 2020 to December 2023. From April 2018 to September 2020, Ms. Heuland held the position of Senior Vice President, Chief Financial Officer at SAP Latin America and Caribbean region, and held various other finance leadership roles in Europe and the Americas at SAP beginning in 2008. Prior to joining SAP, a global software company, Ms. Heuland spent eight years at PricewaterhouseCoopers. Ms. Heuland is a certified public accountant.
Ms. Heuland earned a degree in Finance and Accounting from Audencia Business School of Management in France and American University-Kogod School of Business.
Ms. Heuland is expected to join the Company on April 1, 2024 and will succeed the interim principal financial officer, Caroline Sullivan, as of such date. Ms. Sullivan will continue in her role as Senior Vice President – Controller and Chief Accounting Officer. In connection with her appointment, Ms. Heuland will have an initial annual base salary of $750,000 and a 2024 target bonus opportunity of $1,000,000. In addition, Ms. Heuland will receive a one-time equity grant of $2,000,000, which is to be granted shortly after commencement of her employment, to be comprised of a mix of 60% Performance Share Units, 20% Restricted Stock Units, and 20% Options, with the RSUs and Options vesting within four years. The Performance Share Units will vest at the end of a three-year performance period ending December 2026 and will have the same performance criteria as the Performance Share Units issued to the Company’s other executive officers in 2024 for the same three-year performance period. Beginning in 2025, Ms. Heuland also will be recommended for annual long-term equity awards with a target value of $3,050,000 to be awarded at the time and in the same form as long-term equity awards granted to the Company’s other executive officers. Ms. Heuland will be covered by the Moody’s Change in Control Severance Plan and the Moody’s Corporation Career Transition Plan, as in effect at the relevant time.
A copy of the Company’s press release announcing Ms. Heuland’s appointment is attached to this report as Exhibit 99.2 and is incorporated herein by reference.
Item 7.01, "Regulation FD Disclosure"
The information set forth under Item 2.02, "Results of Operations and Financial Condition" is incorporated herein by reference.
Item 9.01, "Financial Statements and Exhibits"
(d) Exhibits

99.1	Press release of Moody's Corporation dated February 13, 2024, announcing results for the fourth quarter and full year ended December 31, 2023.

99.2	Press release of Moody's Corporation dated February 13, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY'S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Corporate Secretary and Associate General Counsel

Date: February 13, 2024
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